UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2014 (February 10, 2014)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 10, 2014, 21st Century Oncology Holdings, Inc. (the “Company”) completed its purchase of 65% of the equity interests in SFRO Holdings, LLC, a Florida limited liability company (“SFRO”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) by and among 21C East Florida, LLC (“21C East Florida”), a newly formed subsidiary of the Company and 21st Century Oncology, Inc. (“21C”), Kishore Dass, M.D., Ben Han, M.D. and Rajiv Patel (the “Sellers”), SFRO and, solely for purposes of Sections 1.3, 1.4 and 5.2(c) thereof, 21C.

Pursuant to the Purchase Agreement, 21C East Florida acquired 65% of the equity interest in SFRO for approximately $60 million, subject to working capital and other customary adjustments.  Under the terms of the Purchase Agreement, the Sellers will retain a 35% ownership stake in SFRO.  The Sellers will be entitled to receive an earnout based on the Adjusted EBITDA of SFRO for the 2014 calendar year.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

SFRO Credit Agreement

On February 10, 2014, 21C East Florida and South Florida Radiation Oncology Coconut Creek, LLC (“Coconut Creek”), a subsidiary of SFRO, as borrowers (the “Borrowers”), the several lenders and other financial institutions or entities from time to time parties thereto and Cortland Capital Market Services LLC as administrative agent and collateral agent entered into a new credit agreement (the “SFRO Credit Agreement”).  The SFRO Credit Agreement provides for a $60 million Term B Loan in favor of 21C East Florida (“Term B Loan”) and $7.9 million Term A Loan in favor of Coconut Creek issued for purposes of refinancing existing SFRO debt (“Term A Loan” and together with the Term B Loan, the “SFRO Term Loans”).  The SFRO Term Loans each have a maturity date of January 15, 2017.

The SFRO Term Loans are subject to the following interest rates:

(a) for Term A Loans, for any interest period, at a rate per annum equal to (i) a floating index rate per annum equal to (A) the rate per annum determined on the basis of the rate for six month dollar deposits appearing on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two business days prior to the beginning of such interest period divided by (B) 1.0 minus the then stated maximum rate of all reserve requirements applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) (provided that such floating index rate shall not be less than 1.25% per annum) (the “Eurodollar Rate”), plus (ii) an applicable margin equal to 5.75% per annum (provided that such rate per annum shall be 6.75% if Treasure Coast Medicine, LLC (“Treasure Coast Medicine”) has not become a guarantor of the Term A Loan on or before the first interest payment date on or after February 10, 2014 and until the first occurring interest payment date on which Treasure Coast Medicine is a guarantor of the Term A Loan); and

(b) for Term B Loans, for any interest period, payable in cash (a “Cash Interest Payment”) at a rate per annum equal to (i) the Eurodollar Rate, plus (ii) an applicable margin equal to 10.5% per annum (the “Cash Interest Rate”).  Notwithstanding the foregoing, 21C East Florida may elect to have the Term B Loans bear interest for each day during any interest period payable as follows: (i) for the interest periods ending July 15, 2014 and January 15, 2015, at a rate equal to the Eurodollar Rate plus 11.75% per annum (the “PIK Interest Rate”), which interest shall be paid on the applicable interest payment date by adding the amount of such interest to the aggregate principal amount of the outstanding Loan (a “PIK Interest Payment”), (ii) for the interest periods ending July 15, 2015 and January 15, 2016, (A) one-quarter of the daily principal balance of the Term B Loans at the Cash Interest Rate payable as a Cash Interest Payment, plus (B) three-quarters of the daily principal balance of the Term B Loans at the PIK Interest Rate payable as a PIK Interest Payment, or (iii) for the interest periods ending July 15, 2016 and January 15, 2017, (A) one-half at the Cash Interest Rate as a Cash Interest Payment  plus (B) one-half of the daily principal balance of the Term B Loans at the PIK Interest Rate payable as a PIK Interest Payment.

The Borrowers each are required to pay certain recurring administration fees with respect to the SFRO Credit Agreement. The SFRO Credit Agreement contains customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting the ability (subject to various exceptions) of the Borrowers and certain of their subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers or other fundamental changes; sell certain property or assets; pay dividends of other distributions; consummate acquisitions; make investments, loans and advances; prepay certain indebtedness, change the nature of their business; engage in certain transactions with affiliates; and incur restrictions on the ability of the Borrowers’ subsidiaries to make distributions, advances and asset transfers.

The SFRO Credit Agreement contains customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; failure to perform or observe covenants; cross default to other material indebtedness; bankruptcy and insolvency events; inability to pay debts; monetary judgment defaults; actual or asserted invalidity or impairment of any definitive loan documentation and a change of control.

The obligations of 21C East Florida under the SFRO Term Loans are guaranteed (the “Guarantee”) by the Company, 21C and certain direct and indirect wholly owned domestic subsidiaries of 21C and the obligations of Coconut Creek are guaranteed by SFRO and certain of its direct and indirect wholly owned domestic subsidiaries.

The obligations under the SFRO Credit Agreement of (i) 21C East Florida are secured on a first priority basis by security interests in substantially all of 21C East Florida’s tangible and intangible assets (subject to certain exceptions) and (ii) Coconut Creek are secured by certain assets of Coconut Creek.

The foregoing description of the SFRO Credit Agreement and the Guarantee is qualified in its entirety by reference to such documents, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

SFRO Letter Agreement

In connection with the Company’s purchase of a 65% interest in SFRO, on February 10, 2014, the Company entered into a letter agreement with the Sellers and SFRO (the “SFRO Letter Agreement”), whereby during the three year period following consummation of an initial public offering of the Company, the Sellers may elect to exchange their common units in SFRO for common stock in the Company at an applicable exchange rate provided for therein based on the equity value of SFRO as compared to the volume weighted average price of such Company common stock. In addition, in the event that the Company acquires a business in the state of Florida during the three year period following the Company’s investment in SFRO, and such business was not already known to the Company and was first identified to the Company by the Sellers, then the Sellers are entitled to contribute up to 20% of the equity financing for the acquisition of such business in exchange for an equity interest in such acquired business. This right is conditioned upon such Seller’s then continuing employment with the Company.

The foregoing description of the SFRO Letter Agreement is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.01              Completion of Acquisition or Disposition of Assets.

The description of the Purchase Agreement and the completion of the transactions contemplated thereby as included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the SFRO Credit Agreement and transactions contemplated thereby as included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01              Regulation FD Disclosure.

On February 11, 2014, the Company issued a press release announcing the completion of its investment in SFRO. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1

Securities Purchase Agreement, dated as of February 10, 2014, by and among 21C East Florida, LLC, Kishore Dass, M.D., Ben Han, M.D., Rajiv Patel, SFRO Holdings, LLC and, solely for purposes of Sections 1.3, 1.4 and 5.2(c) thereof, 21st Century Oncology, Inc.*

10.1

Credit Agreement, dated as of February 10, 2014, by and among 21C East Florida, LLC, South Florida Radiation Oncology Coconut Creek, LLC, the several lenders and other financial institutions or entities from time to time parties thereto and Cortland Capital Market Services LLC.

10.2

Guarantee, dated as of February 10, 2014, made by 21st Century Oncology Holdings, Inc., 21st Century Oncology, Inc. and the other parties thereto, in favor of Cortland Capital Market Services LLC as administrative agent.

10.3	Letter Agreement, dated as of February 10, 2014, among SFRO Holdings, LLC, 21st Century Oncology Holdings, Inc., Kishore Dass, M.D., Ben Han, M.D. and Rajiv Patel.

99.1	Press Release, dated February 11, 2014.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: February 11, 2014	By:	/s/ Bryan J. Carey
Name: Bryan J. Carey
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Securities Purchase Agreement, dated as of February 10, 2014, by and among 21C East Florida, LLC, Kishore Dass, M.D., Ben Han, M.D., Rajiv Patel, SFRO Holdings, LLC and, solely for purposes of Sections 1.3, 1.4 and 5.2(c) thereof, 21st Century Oncology, Inc.*

10.1

Credit Agreement, dated as of February 10, 2014, by and among 21C East Florida, LLC, South Florida Radiation Oncology Coconut Creek, LLC, the several lenders and other financial institutions or entities from time to time parties thereto and Cortland Capital Market Services LLC.

10.2

Guarantee, dated as of February 10, 2014, made by 21st Century Oncology Holdings, Inc., 21st Century Oncology, Inc. and the other parties thereto, in favor of Cortland Capital Market Services LLC as administrative agent.

10.3	Letter Agreement, dated as of February 10, 2014, among SFRO Holdings, LLC, 21st Century Oncology Holdings, Inc., Kishore Dass, M.D., Ben Han, M.D. and Rajiv Patel.

99.1	Press Release, dated February 11, 2014.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.